UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 29, 2009

DYNATRONICS CORPORATION
(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7030 Park Centre Dr., Salt Lake City, Utah             84121
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2009, the Board of Directors of Dynatronics Corporation appointed Douglas G. Sampson as Vice President of Production and Research and Development, replacing Ronald Hatch who has retired.   Sampson, 55, was employed previously by the Philips companies in various subsidiaries in Asia and in the United States.  From October 2002 to September 2007 he was Country Manager and Managing Director of NXP Semiconductor, Philips Semiconductor Thailand, where he was primarily responsible for all aspects of the manufacturing and sales operations of that subsidiary.  From October 2007 to November 2008, Sampson was Vice President of Outsourced Manufacturing for Fairchild Semiconductors (Singapore).  From December 2008 until he joined Dynatronics in September 2009, Sampson pursued personal interests and volunteer service opportunities.  Sampson received an Executive Masters of Business Administration degree from the University of New Mexico, Anderson School of Management, in Albuquerque, New Mexico in 1997.  He also holds a Bachelor of Science degree (Electronics Engineering Technology) from Brigham Young University, Provo, Utah (1980) and an Associates Degree (Electronics Engineering Technology) from Brigham Young University Idaho (formerly Ricks College), Rexburg, Idaho (1977).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

By: /s/ Kelvyn H. Cullimore, Jr.
Kelvyn H. Cullimore, Jr.
Chairman and President

Date:  October 1, 2009